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As filed with the Securities and Exchange Commission on November 5, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2669023 (I.R.S. Employer Identification No.)
30 NORTH LASALLE STREET, SUITE 4000 CHICAGO, ILLINOIS 60602 (312) 630-1900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LeRoy T. Carlson, Jr. President Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602 (312) 630-1900	with a copy to: William S. DeCarlo, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000
(Names, addresses, including zip codes, and telephone numbers, including area code, of agents for service)

          Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares	300,000(1)	$27.13(2)	$8,139,000(2)	$320

(1)
In addition to the 300,000 Common Shares registered hereby, pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to 149,602 Common Shares which remain unissued under Registration Statement No. 33-59435-99. Pursuant to Rule 416(a), the number of shares registered shall include an indeterminate number of additional Common Shares that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the dividend reinvestment plan.

(2)
Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the New York Stock Exchange on October 31, 2008, pursuant to Rule 457(c) under the Securities Act of 1933.

PROSPECTUS

TELEPHONE AND DATA SYSTEMS, INC.
COMMON SHARE
AUTOMATIC DIVIDEND REINVESTMENT
AND
STOCK PURCHASE PLAN
Common Shares
$0.01 Par Value

        The Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, as amended, which we refer to in this Prospectus as the "Plan", is sponsored by Telephone and Data Systems, Inc., a Delaware corporation, which we refer to as "TDS", and relates to its Common Shares, par value $.01 per share. The Common Shares are listed on the New York Stock Exchange under the listing symbol "TDS". The Plan provides eligible holders, as defined in the Plan, of TDS' Common Shares and Preferred Shares with a systematic, economic and convenient method of investing cash dividends from such shares and/or limited optional cash payments in newly issued Common Shares without payment of any brokerage commission or service charge and, in the case of reinvested cash dividends, at a 5% discount from market value, as determined below. This Prospectus relates to 300,000 Common Shares covered by the Registration Statement of which this Prospectus is a part, as well as 149,602 Common Shares remaining available for issuance pursuant to a prior Registration Statement.

        The TDS Common Shares have less voting power than Series A Common Shares and more voting power than TDS Special Common Shares on matters other than the election of directors. The Series A Common Shares, which have effective control of TDS, are not being offered by this Plan. The holders of the TDS Series A Common Shares have their own Automatic Dividend Reinvestment Plan.

        As a participant in the Plan, you may:

          1.     have cash dividends on all of your Common Shares and Preferred Shares automatically reinvested and you have the option of investing limited additional amounts by making cash payments, or

          2.     have cash dividends on less than all of your Common Shares and Preferred Shares, but not less than 10 shares of each class or series, automatically reinvested while continuing to receive the remainder of your cash dividends and you have the option of investing limited additional amounts by making optional cash payments, or

          3.     invest only by making optional cash payments of not less than $10 per payment or more than $5,000 per quarter.

        The price for the Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for the TDS Common Shares on the New York Stock Exchange, listing symbol "TDS," for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for reinvested dividends will be the dividend payment dates. The price of the Common Shares purchased with optional cash payments will be 100% of the average of the daily high and low sales prices for TDS' Common Shares on the New York Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for optional cash payments will be the first business trading day of each month.

        Investment in our Common Shares involves a number of risks. See section titled "Risk Factors" beginning on page 4 to read about certain factors you should consider before buying our Common Shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 5, 2008

 Safe Harbor Cautionary Statement

        This Prospectus and the documents incorporated by reference herein contain statements that are not based on historical fact, including the words "believes," "anticipates," "estimates," "expects," "plans," "intends," and similar words. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks included or incorporated by reference under "Risk Factors" and "Forward Looking Statements" below, which are incorporated by reference herein.

        Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with the Securities and Exchange Commission and incorporated by reference herein. TDS undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

SUMMARY OF THE PLAN

•
PARTICIPATION: TDS record shareholders who own ten or more of TDS' Common Shares and/or ten or more shares of any series of TDS' Preferred Shares can participate in the Plan by submitting a completed Enrollment Form. You may obtain Enrollment Forms from TDS Investor Relations at (312) 630-1900. If your shares are held in a brokerage account, you may participate by having your broker register a minimum of ten shares in the Plan. No action is required if you are already participating in the Plan.

•
REINVESTMENT OF DIVIDENDS: You can reinvest your cash dividends on all or a portion of your Common and/or Preferred Shares, but not less than ten shares of each class or series of participating securities, toward the purchase of additional shares of TDS stock without paying fees.

•
OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional TDS Common Shares without paying fees. You can invest a minimum of $10 per payment up to a maximum of $5,000 in any one quarter. You can pay by check payable to the Administrator for the Plan, and any optional cash payment received two business days before the Investment Date will be invested on the first business trading day of the next month.

•
PRICE FOR SHARES: The price for the Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for TDS' Common Shares on the New York Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The price of the Common Shares purchased with optional cash payments will be 100% of the average of the daily high and low sales prices for TDS' Common Shares on the New York Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made.

•
INVESTMENT DATES: The Investment Dates for reinvested dividends will be the dividend payment dates. The Investment Dates for optional cash payments will be the first business trading day of each month.

•
CERTIFICATE DEPOSITS: You can deposit your TDS stock certificates representing the Common Shares on which you are having dividends reinvested under the Plan. There is no charge for this service. A certificate for any number of whole shares credited to an account will be sent to you, free of charge, upon written, telephone or Internet request.

•
WITHDRAWAL FROM THE PLAN: You may withdraw from the Plan at any time by notifying the Administrator in writing, by telephone or through the Internet. A certificate for the whole Common Shares credited to your account, along with a cash payment for any fractional share, will be issued to you. Dividends paid after withdrawal from the Plan will be paid in cash directly to you, unless you elect to rejoin the Plan by submitting a new Enrollment Form.

•
TRACKING YOUR INVESTMENT: You will receive a statement of your Plan account with respect to each month in which a transaction takes place. These statements provide details of the transactions and the share balance in your program account.

•
ADDRESS AND TELEPHONE. The mailing address of TDS' principal executive office is 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602, and its telephone number is (312) 630-1900.

RISK FACTORS

Risks Related to Investment in Common Shares

The Common Shares have lower voting rights than the Series A Common Shares.

        In the election of directors, holders of Common Shares vote together with the holders of Special Common Shares in the election of four of the twelve directors for the TDS Board of Directors. Holders of Common Shares are not entitled to vote in the election of eight of the twelve directors, which are elected by the holders of Series A Common Shares and TDS Preferred Shares. Currently, the TDS Voting Trust controls a majority of the voting power of TDS in the election of eight of the twelve directors of TDS.

        In addition, the TDS Voting Trust controls a majority of the voting power of TDS in matters other than the election of certain directors. In general, only the affirmative vote of the TDS Voting Trust will be required to amend the TDS Restated Certificate of Incorporation, approve the sale of substantially all of the assets of TDS, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders, except as required under the TDS Restated Certificate of Incorporation or the Delaware General Corporation Law. Certain matters on which shareholders would vote could involve a divergence or the appearance of a divergence of the interests between the holders of classes of common stock. Holders of Common Shares would not have a class vote in such matters except as required by law.

TDS will not require the approval of shareholders with respect to the possible future issuances of authorized Common Shares or other shares of TDS capital stock.

        The authorized but unissued Common Shares (as well as all other classes of stock authorized by the TDS Restated Certificate of Incorporation) are available for issuance from time to time at the sole discretion of the TDS Board of Directors for any proper corporate purpose. The approval of the shareholders of TDS will not generally be sought by TDS for the issuance of authorized but unissued shares of any class of capital stock (or the reissuance of previously issued shares that have been reacquired by TDS) or securities of TDS that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the TDS Board of Directors or required by applicable law, regulation or New York Stock Exchange requirements.

There is no assurance that TDS will continue to pay dividends.

        Although TDS has paid dividends on its common stock in the past, there is no assurance that TDS will pay dividends at the same rate or at all in the future.

Risks Related to TDS' Business

        For a discussion of the risks related to TDS' business, see "Risk Factors" in TDS' most recent Annual Report on Form 10-K, as updated by TDS' most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein. See "Where You Can Find More Information" below.

TELEPHONE AND DATA SYSTEMS, INC.

        TDS is a diversified telecommunications service company founded in 1969 and headquartered in Chicago, Illinois. TDS, through its subsidiaries, United States Cellular Corporation and TDS Telecommunications Corporation, provides wireless and wireline telecommunications services. TDS' business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize TDS' expertise in customer focused telecommunications services.

USE OF PROCEEDS

        The number of Common Shares that will be sold under the Plan and the prices at which such shares will be sold cannot now be determined. The net proceeds from the sale of such shares will be used by TDS for general corporate purposes. Until the proceeds are used for these purposes, TDS may deposit them in interest-bearing accounts or invest them in certificates of deposit, United States Government securities or prime commercial paper.

COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

        The following is a question and answer statement of the provisions of TDS' Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, which we refer to as the "Plan". Questions and Answers 1 through 35 both explain and constitute the Plan.

PURPOSE

1.     What Is The Purpose Of The Plan?

        The purpose of the Plan is to provide eligible holders, as defined in the Answer to Question 4, of TDS' Common Shares and Preferred Shares, with a systematic, economic and convenient method of investing cash dividends from such shares and/or limited optional cash payments in Common Shares of TDS without payment of any brokerage commission or service charge, and, in the case of reinvested cash dividends, at a 5% discount from market value, as determined below. Since the additional Common Shares will be purchased directly from TDS, the Plan will provide TDS with additional capital funds.

ADVANTAGES

2.     What Are The Advantages Of The Plan?

        You may purchase Common Shares of TDS with cash dividends on all or less than all of your TDS Common Shares and/or Preferred Shares registered in your name, but not less than 10 shares of each class or series. See the Answer to Question 4. You may also purchase Common Shares as often as monthly with optional cash payments of not less than $10 per payment, nor more than an aggregate of $5,000 per quarter. The price of Common Shares purchased with cash dividends will be 95% of market value as set forth in the Answer to Question 13, and the price of Common Shares purchased with optional cash payments will be 100% of market value as set forth in the Answer to Question 13.

        No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as in respect of full shares, will be credited to participants' accounts and reinvested in TDS' Common Shares under the Plan. The retention of Common Shares credited to a participant's account is assured since certificates for such shares are not issued unless requested by the participant. Regular statements of account will provide simplified record keeping.

ADMINISTRATION

3.     Who Administers The Plan?

        Computershare Trust Company, N.A. ("Administrator") administers the Plan. The Administrator keeps a continuing record of each participant's account, sends periodic statements of account to each participant with respect to each month in which a transaction takes place and performs other duties relating to the Plan. Common Shares of TDS purchased under the Plan will be registered in the name of the Administrator or its nominee, as Administrator for each participant in the Plan, and will be credited to the accounts of the respective participants. Should the Administrator resign, another bank will be asked to serve as the Administrator. All communications regarding the Plan should be sent to the Administrator addressed as follows:

In writing:	Telephone and Data Systems, Inc. Common Share Automatic Dividend Reinvestment and Stock Purchase Plan c/o Computershare Trust Company, N.A. P.O. Box 43078 Providence, RI 02940-3078
By telephone:	877/337-1575 (U.S. and Canada) 312/360-5337 (Outside U.S. and Canada)
Through the Internet:	www.computershare.com/investor

        Administrator also acts as dividend disbursing and transfer agent for TDS' Common Shares.

PARTICIPATION

4.     Who Is Eligible To Participate?

        Holders of record of ten or more of TDS' Common Shares and/or ten or more shares of any of TDS' series of Preferred Shares are eligible to participate in the Plan. Beneficial owners of Common Shares and any series of Preferred Shares which currently are registered in names other than their own, for example, in the name of a broker or bank nominee, who wish to participate in the Plan must either make appropriate arrangements for their nominee to do so or must become security owners of record by having a minimum of ten shares of each class or series of securities they wish to participate in the Plan transferred into their own name.

        All holders of record of ten or more of each of the above securities are eligible to participate in the Plan, unless they are citizens of a state or foreign jurisdiction in which it would be unlawful for TDS to allow such participation. TDS is not aware of any jurisdiction in which the making of the offer is not in compliance with valid applicable law. If TDS becomes aware of any jurisdiction in which the making of the offer would not be in compliance with valid applicable law, TDS will make a good faith effort to comply with any such law. If, after such good faith effort, TDS cannot comply with any such law, the offer will not be made to holders of shares residing in any such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall not be deemed to be made unless it is made on behalf of TDS by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction, as may be designated by TDS.

5.     How Does An Eligible Shareholder Participate?

        An eligible shareholder may join the Plan at any time by signing an "Enrollment Form" and returning it to the Administrator. An Enrollment Form and envelope may be obtained by written, telephone or Internet request to the Administrator at the above listed contact information or by writing or calling TDS as follows:

  Telephone and Data Systems, Inc.
  Common Share Automatic Dividend Reinvestment and Stock Purchase Plan
  30 N. LaSalle, Suite 4000
  Chicago, Illinois 60602
  Attn: Investor Relations—Telephone: 312/630-1900

6.     When Does An Eligible Shareholder's Participation Start?

Common Shareholders

        If an Enrollment Form directing dividend reinvestment is received from a Common Shareholder by the record date of the next dividend payment, that dividend will be applied to the purchase of Common Shares under the Plan. If the Enrollment Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding payment. Cash dividends are ordinarily paid in March, June, September and December.

        For example, if TDS' Board of Directors establishes June 30 as the payment date and June 15 as the record date for a Common Share cash dividend, then in order to reinvest the dividends payable on June 30 in new Common Shares under the Plan, a Common Shareholder's Enrollment Form must be received by the Administrator no later than June 15.

Preferred Shareholders

        If an Enrollment Form directing dividend reinvestment is received from a Preferred Shareholder on or before the 30th day preceding the next dividend payment, that dividend will be applied to the purchase of Common Shares under the Plan. If the Enrollment Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding cash dividend payment.

        For example, for holders of Preferred Shares with cash dividends payable on June 1 or July 1 to reinvest cash dividends payable on these dates in new Common Shares under the Plan, an Enrollment Form must be received by the Administrator no later than May 2 or June 1 as the case may be. If the Enrollment Form is received after May 2 or June 1 the dividends payable on June 1 or July 1 as the case may be, will be paid in cash and the Preferred Shareholder's participation in the Plan will commence with the next applicable Preferred Share cash dividend payment date.

7.     Can I Purchase Shares with Optional Cash Payments?

        Optional cash payments may be made at any time upon or after enrollment in the Plan and will be used to purchase new Common Shares for the participant's account under the Plan as set forth in the Answers to Questions 12, 13, 15, 16, 17 and 18.

8.     What Does The Enrollment Form Provide?

        The Enrollment Form provides for the purchase of new Common Shares through the following investment options offered under the Plan:

  Full Reinvestment—Cash dividends on all Common and/or Preferred Shares held of record by an eligible shareholder will be invested at 95% of market value—see the Answer to Question 13. Optional cash payments of at least $10 per payment may also be invested at 100% of the market value, up to an aggregate of $5,000 per quarter.

  Partial Reinvestment—Cash dividends on less than all of the shares, but not less than 10 whole shares of each class or series of participating securities, held of record by an eligible shareholder will be invested at 95% of market value—see the Answer to Question 13—and the shareholder will continue to receive cash dividends on the other shares, which include certificated and/or shares credited to his or her account under the Plan. Optional cash payments of at least $10 per payment may also be invested at 100% of the market value, up to an aggregate of $5,000 per quarter.

  Optional Payments Only—Optional cash payments may be made of not less than $10 per payment and not more than an aggregate of $5,000 per quarter at 100% of market value—see Answer to Question 13.

        Depending on a participant's designation, cash dividends on Common Shares credited to the participant's account under the Plan, including fractional shares, are automatically reinvested to purchase additional Common Shares no matter which option is chosen. The Enrollment Form also serves to appoint Computershare Trust Company, N.A. as Administrator for the participant.

        If a shareholder holds more than one class or series of securities or has more than one stock account pursuant to which he or she is eligible to participate in the Plan—see the Answer to Question 4, a separate Enrollment Form is required for each class and series of securities and each account that he or she wishes included in the Plan.

9.     Is Partial Participation Possible Under The Plan?

        Yes. An eligible shareholder who desires the dividends on only some of his or her full Common and/or Preferred Shares to be invested under the Plan may indicate such number of shares upon the applicable Enrollment Form(s) under "Partial Dividend Reinvestment," provided that in no event may an eligible shareholder elect to invest dividends on less than ten such shares—see Answer to Question 4.

10.   May A Participant Change His Or Her Method Of Participation After Enrollment?

        Yes. If a shareholder elects to participate pursuant to the optional cash payment option only but later decides to enroll in either the full or partial reinvestment option, a new Enrollment Form may be executed and returned to the Administrator. If a shareholder elects to participate through the reinvestment of dividends but later decides to change the class or series of securities or number of shares, but not less than ten shares, for which dividends are being reinvested or to participate pursuant to the optional cash payment option only, a new Enrollment Form may be executed and returned to the Administrator. It should be remembered that, even if a shareholder is enrolled only pursuant to the optional cash payment option, the Administrator will reinvest dividends on all shares credited to the shareholder's Plan account in Common Shares.

PLAN OF DISTRIBUTION—COSTS

11.   How Will The Common Shares Be Distributed And Are There Any Expenses To Participants In Connection With Purchases Under The Plan?

        TDS will distribute the shares issued under the plan for dividend reinvestment or optional purchases directly to shareholders by crediting their accounts under the Plan. Participants will incur no costs. There are no brokerage fees because Common Shares are purchased directly from TDS. All costs of administration of the Plan will be paid by TDS.

PURCHASES

12.   When Are The Purchase Or Investment Dates?

Common Share Cash Dividends

        The Investment Dates for Common Shares purchased under the Plan with cash dividends on Common Shares are the cash dividend payment dates. TDS usually pays cash dividends on its Common Shares in March, June, September and December.

Preferred Share Cash Dividends

        The Investment Dates for Common Shares purchased under the Plan with cash dividends on Preferred Shares are the dividend payment dates for the series of Preferred Shares for which dividends are being reinvested.

        TDS' various outstanding series of Preferred Shares generally pay dividends in cycles of January 1, April 1, July 1 and October 1 or March 1, June 1, September 1 and December 1.

Optional Cash Payments

        The Investment Date for any optional cash payment is the first business day of each calendar month on which TDS' Common Shares are traded on the New York Stock Exchange.

13.   How Will The Purchase Price Of Common Shares Be Determined?

Dividend Reinvestment Purchase Price

        The price of Common Shares purchased with reinvested cash dividends will be 95% of the average daily high and low sales prices for TDS' Common Shares on the New York Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the Common Shares reported on the New York Stock Exchange for a substantial amount of time during any such trading period, the purchase price per share shall be determined by TDS on the basis of such market quotations as it shall deem appropriate. No Common Shares will be sold by TDS at less than the par value of such shares.

Optional Cash Payment Purchase Price

        The price of Common Shares purchased with optional cash payments will be the average of the daily high and low sales prices for TDS' Common Shares on the New York Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the shares reported on the New York Stock Exchange for a substantial amount of time during any such trading period, the purchase price per share shall be determined by TDS on the basis of such market quotations as it shall deem appropriate. No Common Shares will be sold by TDS at less than the par value of such shares.

14.   How Many Common Shares Will Be Purchased For Participants?

        The number of Common Shares to be purchased on an Investment Date will be determined by the amount of each participant's dividends, including dividends on Common Shares purchased under the Plan, and/or optional cash payments being invested and the applicable price of TDS' Common Shares. Each participant's account in the Plan will be credited with the number of Common Shares, including fractional shares computed to six decimal places, equal to the amount of the dividends being invested divided by 95% of the applicable purchase price and/or the total amount of any optional cash payments being invested divided by 100% of the applicable purchase price.

OPTIONAL CASH PAYMENTS

15.   How Is The Optional Cash Payment Applied To The Purchase Of Common Shares?

        Only shareholders who submit a signed Enrollment Form are eligible to make optional cash purchases. Optional payments received two business days before the Investment Date will be invested on the first business trading day of the next month. Optional payments not received two business days before the Investment Date will be deposited and invested at the next succeeding monthly optional cash payment Investment Date.

16.   How Are The Optional Cash Payments Made?

        The option to make cash payments of not less than $10 per payment and not more than an aggregate of $5,000 per quarter is available to each participant. Cash payments should be sent directly to the Administrator. Payments of less than $10 or any amount over $5,000 in the aggregate in any quarter will be returned to the shareholder. For example, if the Administrator receives optional cash payments of $2,000 in January, $1,500 in February and $2,000 in March, the $5,500 received for the quarter exceeds the $5,000 limit. Therefore, $500 will be refunded.

        If any holders of record or beneficial owners are affiliates or acting in concert or as a group, based on the good faith judgment of TDS, such record holders or beneficial owners will be treated as one participant for purposes of the optional cash payments under the Plan. Consequently, such group will be limited to cash payments of not more than an aggregate of $5,000 per quarter. Any payments over $5,000 in the aggregate in any quarter will be returned to such group. If such group does not properly designate how any optional cash payment up to $5,000 per quarter should be allocated among persons in the group, such payment will also be returned. An affiliate of a person is a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

        An optional cash payment may be made by a participant when enrolling by enclosing a check payable to Computershare Trust Company, N.A., Administrator for the Plan, with the Enrollment Form. Thereafter, optional cash payments may be made through the use of cash payment forms sent to participants as part of their statements. Cash, traveler's checks, money orders or third party checks are not accepted. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

17.   When Should The Optional Cash Payment Be Made?

        Optional cash payments will be invested on the first business trading day of each month—see the Answer to Question 12. ANY OPTIONAL CASH PAYMENT RECEIVED BY THE ADMINISTRATOR TWO BUSINESS DAYS BEFORE THE INVESTMENT DATE WILL BE INVESTED. IT IS SUGGESTED THAT THESE PAYMENTS SHOULD BE SENT TO THE ADMINISTRATOR NEAR IN TIME PRIOR TO TWO BUSINESS DAYS BEFORE THE INVESTMENT DATE. FUNDS THAT ARE NOT RECEIVED IN TIME WILL BE HELD UNTIL THE NEXT INVESTMENT DATE. INTEREST WILL NOT BE PAID BY THE ADMINISTRATOR ON OPTIONAL CASH PAYMENTS THAT ARE BEING HELD UNTIL THE NEXT INVESTMENT DATE.

18.   May Optional Cash Payments Be Returned To A Participant?

        Optional cash payments received by the Administrator will be returned to a participant upon written request by such participant received by the Administrator at least 48 hours prior to the Investment Date.

REPORTS TO PARTICIPANTS

19.   What Reports Will Be Sent To Participants In The Plan?

        Each participant in the Plan will receive a statement of his or her account with respect to each month in which a transaction takes place. These statements are a participant's continuing record of the cost of his or her purchases. Participants should retain these statements for income tax purposes. Each statement will set forth the following information when applicable:

          a.     The total number of Common Shares registered in the name of the participant which is participating in the Plan.

          b.     The total number of Preferred Shares registered in the name of the participant which is participating in the Plan.

          c.     The total number of Common Shares which have been accumulated under the Plan by the participant but for which certificates have not been issued—See Answer to Question 21.

          d.     The following information for each transaction during the month and all transactions to date during the current year:

      1.
      the amount of dividends, and/or optional cash invested;

      2.
      the price per Common Share for each transaction;

      3.
      the number of Common Shares purchased; and

      4.
      certain tax information.

        In addition, each participant will receive copies of communications sent to every other holder of TDS' Common Shares, including communications with respect to the Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and Proxy Statement, and IRS information on Form 1099 for reporting dividend income.

DIVIDENDS

20.   Will Participants Be Credited With Dividends On Fractions Of Shares?

        Yes. Participants will be credited with the amount of dividends attributable to fractions of shares in their accounts under the Plan and such dividends will be reinvested.

CERTIFICATES FOR SHARES

21.   Will Certificates Be Issued For Common Shares Purchased Under The Plan?

        Normally, certificates for TDS' Common Shares purchased under the Plan will not be issued to participants. The number of Common Shares credited to a participant's account under the Plan will be shown on each statement of account mailed to the participant. This convenience protects against loss, theft, or destruction of stock certificates.

        Certificates for any number of whole Common Shares credited to an account under the Plan will be issued upon the written, telephone or Internet request of the participant to the Administrator and issuance of such certificates will not terminate participation in the Plan. Any remaining full shares and fraction of a share will continue to be credited to the participant's Plan account.

        Dividends on Plan Common Shares for which a participant requests and receives a certificate will be reinvested in TDS' Common Shares at the 5% discount under the Plan and the Common Shares purchased therewith will be credited to the participant's Plan if the participant continues to own these Common Shares and has elected full dividend reinvestment of Common Shares on his or her current Common Share Enrollment Form. A participant who continues to own the Common Shares in question and desires to have the dividends on these shares reinvested in TDS' Common Shares but who does not have an existing Enrollment Form for Common Shares or has elected only partial reinvestment of his or her Common Share dividends on the current Enrollment Form will have to execute a new Enrollment Form and return it to the Administrator as set forth in the Answer to Question 10. Otherwise, dividends on these Common Shares will not be reinvested in TDS' Common Shares at the 5% discount as they were when they were held for the participant in the Plan. Rather, the dividends on the Common Shares in question will be paid to the Shareholder in cash.

        Common Shares credited to the account of a participant under the Plan may not be pledged as collateral or otherwise transferred. A participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in his or her name.

        Certificates for fractional shares will not be issued under any circumstances.

        An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for Common Shares purchased under the Plan. This request should be sent to the Administrator—see Answer to Question 3.

22.   In Whose Name Will Certificates Be Issued?

        Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of participants will be similarly registered.

CERTIFICATE DEPOSITS

23.   May Participants Deposit Some or All Stock Certificates with The Administrator For Retention?

        Yes. Participants may transfer to the Administrator for holding certificates representing Common Shares registered in their names. These shares will be credited to the participants' accounts under the Plan along with shares purchased for them under the Plan. There is no charge for this service. The stock certificates should be sent by registered mail, return receipt requested and properly insured, to the Administrator. Certificates should not be endorsed.

        Dividends will be reinvested in accordance with a participant's dividend reinvestment option.

WITHDRAWAL

24.   When May A Participant Withdraw From The Plan?

        A participant may withdraw from the Plan at any time by notifying the Administrator in writing, by telephone or through the Internet. In the event a participant has been reinvesting dividends and the notice of withdrawal is received by the Administrator after a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on the participant's behalf. In the event the dividend is reinvested, the Administrator will process the withdrawal from the Plan as soon as practicable, but in no event later than five business days after the purchase is completed.

        Dividends paid after withdrawal from the Plan will be paid in cash directly to the shareholder unless he or she elects to rejoin the Plan, which the shareholder may do as set forth in the Answer to Question 26.

25.   What Happens When A Participant Withdraws From The Plan Or The Plan Is Terminated?

        When a participant withdraws from the Plan, or ceases to be a shareholder of record, or ceases to be an eligible shareholder, or upon termination of the Plan by TDS, a certificate for the whole Common Shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fractional share. This cash payment will be based on the closing price of TDS' Common Shares on the New York Stock Exchange as of the date the written request for withdrawal is received, or the participant ceases to be a shareholder of record, or the participant ceases to be an eligible shareholder, or the Plan is terminated, whichever is applicable, or if no trading occurs on such date, the next day on which the Common Shares are traded.

OTHER INFORMATION

26.   When May A Shareholder Rejoin The Plan?

        Generally, a shareholder may rejoin the Plan at any time, provided he or she is an eligible shareholder, by submitting a new Enrollment Form. However, TDS reserves the right to reject any Enrollment Form from a previous participant on the grounds of repeated joinings and withdrawals from

Plan participation. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

27.   What Happens If A Participant Sells Or Transfers All Of His Or Her Common Shares And/or Preferred Shares Or Ceases To Be An Eligible Shareholder?

        If a participant ceases to be a shareholder of record holding a certificate for shares on the books of TDS, or ceases to be an eligible shareholder as set forth in the Answer to Question 4, a certificate for the whole Common Shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fractional share remaining in the Plan. Thereafter, the shareholder may rejoin the Plan as set forth in the Answer to Question 26 if he or she is or becomes an eligible shareholder—see the Answer to Question 4.

28.   What Happens When A Participant Who Is Reinvesting Dividends On All Or Less Than All Of The Shares Registered In His Or Her Name Sells Or Transfers A Portion Of Such Shares?

        If a participant who is reinvesting dividends on all or only a portion of shares registered in his or her name disposes of a portion of such shares, TDS will continue to reinvest dividends on the remainder of the shares registered in the participant's name up to the number indicated on the participant's Enrollment Form as the number of shares for which dividends are to be reinvested, provided the participant remains an eligible shareholder as set forth in the Answer to Question 4. For example, if a participant authorized TDS to reinvest dividends on 50 Common Shares of a total of 100 Common Shares registered in his or her name, and then disposes of 25 Common Shares, TDS would continue to reinvest dividends on 50 of the remaining 75 shares. If such participant instead disposes of 95 Common Shares, he or she would no longer be eligible for participation in the Plan, see the Answer to Question 4, and a certificate for the whole Common Shares credited to his or her account under the Plan would be issued and a cash payment would be made for any fractional share remaining in the account.

29.   Does Participation In The Plan Involve Risk?

        The risk to participants is the same as with any other investment in TDS' Common Shares. It should be recognized that since investment prices are determined as an average of the daily high and low sales prices for a period of ten consecutive trading dates on which TDS' Common Shares are traded, see Answer to Question 13, a participant loses any advantage otherwise available from being able to select the timing of his or her investment. PARTICIPANTS MUST RECOGNIZE THAT NEITHER TDS NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

        SHAREHOLDERS ARE REFERRED TO THE RISKS DESCRIBED IN THIS PROSPECTUS UNDER THE CAPTIONS "SAFE HARBOR CAUTIONARY STATEMENT" AND "RISK FACTORS" AND OTHER RISKS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION."

30.   What Happens If TDS Issues A Stock Dividend, Declares A Stock Split Or Has A Rights Offering?

        Any Common Shares distributed by TDS as a stock dividend on shares credited to a participant's Plan account, or upon any split of such shares, will be credited to the participant's Plan account.

        Stock dividends distributed on Common Shares in shares of any other class of capital stock will be mailed directly to the shareholder in the same manner as to shareholders not participating in the Plan. However, if a dividend reinvestment plan or bookkeeping entry facility is established for the shares of such other capital stock distributed as a dividend, the participant will automatically become a participant of such dividend reinvestment plan or bookkeeping entry facility and the shares distributed to such participant will instead be credited to the participant's account. In a rights offering, a participant's entitlement will be based upon his or her total holdings, including shares credited to the participant's account under the Plan. Rights certificates will be issued for the number of whole Common Shares only, however, and rights based on a fraction of a Common Share held in a participant's Plan account will be sold for the participant's account and the net proceeds will be treated as an optional cash payment.

31.   How Will A Participant's Shares Be Voted At Shareholders' Meetings?

        All Common Shares held in the Plan for a participant will be voted as the participant directs on a proxy or voting instruction form which will be furnished to the participant. If the participant does not return the proxy or form to the Administrator, the Administrator will not vote the participant's Plan shares.

32.   What Are The Federal Income Tax Consequences Of Participation In The Plan?

        The following discussion sets forth the general Federal income tax consequences for participants in the Plan. However, the discussion is not intended to be an exhaustive treatment of such tax consequences. For example, the discussion does not address the treatment of stock dividends, stock splits or a rights offering to participants in the Plan. It also does not address differences in tax treatment with respect to participants who do not hold the Common Shares as capital assets. Because the tax laws are complex and constantly changing, participants are urged to consult their own tax advisors regarding the tax consequences of participating in the Plan, including the effects of any applicable state, local or foreign tax laws, and for rules regarding the tax basis in special cases such as the death of a participant or a gift of Common Shares held under the Plan and for other tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the Federal income tax treatment discussed herein.

        In general, participants in the Plan who elect to reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on the dividend payment date of the Common Shares purchased with reinvested dividends, rather than a distribution in the amount of cash otherwise payable to the participant. Participants should not be treated as receiving an additional distribution based upon their pro rata share of the Plan administration costs paid by TDS; however, there can be no assurance that the IRS will agree with this position. TDS has no present plans to seek formal advice from the IRS on this issue.

        Generally, the distribution described above—the fair market value of the Common Shares purchased with reinvested dividends—will be taxable to participants as ordinary dividend income to the extent of TDS' current or accumulated earnings and profits for Federal income tax purposes. The amount of the distribution in excess of such earnings and profits will reduce a participant's tax basis in the Common Shares with respect to which such distribution was received, and, to the extent in excess of such basis, result in capital gain. Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction. Certain participants may be eligible for lower capital gains rates with respect to amounts treated as qualified dividend income. Participants should consult their own tax advisors regarding treatment of qualified dividend income on their income tax returns.

        Tax information will be shown on the statements of account sent to participants which participants should retain for tax purposes. These statements are important for computing the tax basis of Common Shares acquired under the Plan. The Form 1099 which each participant will receive annually will include the income which is deemed to result from the receipt of the Common Shares under the Plan.

        As a general rule, the tax basis of shares or any fraction of a share purchased with reinvested dividends will equal the fair market value of such shares or fractional share as reported to participants on their statements.

        A participant should not be treated as having received a distribution from TDS as the result of making an optional cash payment under the Plan. The tax basis of shares or any fraction thereof purchased with optional cash payments will be the amount of such cash payment.

        The holding period for Common Shares or a fraction thereof received as a result of reinvestment of dividends under the Plan or through optional cash payments will begin on the day following the purchase date.

        Participants will generally not realize any taxable income when they receive certificates for whole Common Shares credited to their accounts under the Plan, either upon their request for certificates for certain of those shares, upon ceasing to be a shareholder of record, upon ceasing to be an eligible shareholder, or upon withdrawal from or termination of the Plan. However, a participant may realize a gain or loss when Common Shares acquired under the Plan are subsequently sold. In addition, participants may realize gain or loss when they receive a cash adjustment for fractional shares credited to their accounts upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the participant sells less than all of his or her shares). Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares or fractional shares exceeds one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain taxpayers. The distinction between capital gain or loss and ordinary income and loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any loss may be disallowed under the "wash sale" rules to the extent the shares disposed of are replaced, through the Plan or otherwise during the 61-day period beginning 30 days before and ending 30 days after the date of disposition.

33.   What Provision Is Made For Shareholders, Foreign And Domestic, Whose Dividends Are Subject To Income Tax Withholding?

        Federal law requires the Administrator to withhold an amount (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of fractional shares if:

  •
  A participant fails to certify to the Administrator that he or she is not subject to backup withholding and that the taxpayer identification number on his or her account is correct (on Form W-9), or

  •
  The IRS notifies TDS or the Administrator that the participant is subject to backup withholding.

        Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid as the participant has instructed.

        In addition, if a participant is not a U.S. person, additional U.S. income tax withholding that is not fully discussed here may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid as the participant has instructed.

        Participants may obtain a Form W-9 from the IRS or by contacting the Administrator.

        The above discussion is not a complete discussion of all of the tax considerations that may be relevant to participation in the Plan.

        A Participant should consult his or her tax advisor about the tax consequences associated with participation in the Plan.

34.   What Are The Responsibilities Of The Shareholders' Administrator And TDS Under The Plan?

        In performing their duties under the Plan, the Administrator and TDS will at all times act in good faith. However, they will not be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

        Although the Plan contemplates the continuation of quarterly Common Share dividend payments, the payment of future Common Share dividends will depend upon future earnings, the amount available for the payment of dividends by TDS, the financial condition of TDS and other factors.

        Neither TDS nor the Administrator can assure participants a profit or protect them against a loss on the shares purchased under the Plan.

TERMINATION BY TDS

35.   May The Plan Be Changed Or Discontinued?

        TDS reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of such suspension, modification or termination.

LEGAL MATTERS

        Certain legal matters relating to the securities offered by this Prospectus have been passed upon for TDS by Sidley Austin LLP, Chicago, Illinois. The following persons are members of this firm: Walter C.D. Carlson, a trustee and beneficiary of the voting trust which controls TDS and the non-executive Chairman of the Board and member of the Board of Directors of TDS and U.S. Cellular, William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS, and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to TDS or its subsidiaries.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2007, except as they relate to the audit of the financial statements of the Los Angeles SMSA Limited Partnership, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of the Los Angeles SMSA Limited Partnership, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        TDS files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov or at TDS' website at www.teldta.com.

        TDS filed Registration Statements related to the offering described in this Prospectus. As of the date of this Prospectus, a total of 149,602 Common Shares remain available for issuance under Registration Statement No. 33-59435. Such shares have previously been listed on the New York Stock Exchange. In addition, TDS filed another Registration Statement on the date of this Prospectus to register an additional 300,000 Common Shares. The issuance of such 300,000 Common Shares is subject to listing on the New York Stock Exchange, which is expected to be completed in the near future.

        As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statements. You are referred to the Registration Statements and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

        The SEC allows us to "incorporate by reference" previously-filed information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

        This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about TDS' business and finances.

1.
TDS' Annual Report on Form 10-K for the year ended December 31, 2007 (including information specifically incorporated by reference into such Form 10-K from TDS' definitive proxy statement for its 2008 Annual Meeting of Stockholders);

2.
TDS' Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

3.
TDS' Current Reports on Form 8-K reporting events since January 1, 2008; and

4.
TDS' Report on Form 8-A dated September 12, 2008, which contains a description of TDS' capital stock, including the Common Shares.

        This Prospectus also incorporates by reference additional documents that may be filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of this Prospectus and the date our offering is completed or terminated.

        You may obtain copies of such documents which are incorporated by reference in this Prospectus, other than exhibits thereto which are not specifically incorporated by reference herein, without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602, (312) 630-1900. In order to ensure timely delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

        You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

FORWARD LOOKING STATEMENTS

        In addition to the risks and uncertainties discussed or incorporated by reference under "Safe Harbor Cautionary Statement" and "Risk Factors" above, you should consider the following risks, uncertainties and factors before making an investment hereunder:

  •
  Intense competition in the markets in which TDS operates could adversely affect TDS' revenues or increase its costs to compete.

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  A failure by TDS' service offerings to meet customer expectations could limit TDS' ability to attract and retain customers and could have an adverse effect on TDS' operations.

  •
  TDS' system infrastructure may not be capable of supporting changes in technologies and services expected by customers, which could result in lost customers and revenues.

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  An inability to obtain or maintain roaming arrangements with other carriers on terms that are acceptable to TDS could have an adverse effect on TDS' business, financial condition or results of operations. Such agreements cover traditional voice services as well as data services, which are an area of strong growth for TDS and other carriers. TDS' rate of adoption of new technologies, such as those enabling high speed data services, could affect its ability to enter into or maintain roaming agreements with other carriers.

  •
  TDS currently recognizes a significant amount of roaming revenues from its wireless business. As a result of recently announced acquisitions in the wireless industry, TDS anticipates that roaming revenues could decline significantly over the next several quarters, which could have an adverse affect on TDS' business, financial condition or results of operations.

  •
  A failure by TDS to acquire adequate radio spectrum could have an adverse effect on TDS' business and operations.

  •
  To the extent conducted by the FCC, TDS is likely to participate in FCC auctions of additional spectrum in the future and, during certain periods, will be subject to the FCC's anti-collusion rules, which could have an adverse effect on TDS.

  •
  An inability to attract and/or retain management, technical, sales and other personnel could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  TDS' assets are concentrated in the U.S. telecommunications industry. As a result, its results of operations may fluctuate based on factors related entirely to conditions in this industry.

  •
  The expected future completion of recently announced acquisitions will lead to increased consolidation in the wireless telecommunications industry. TDS' lower scale relative to larger wireless carriers has in the past and could in the future prevent or delay its access to new products including handsets, new technology and/or new content and applications which could adversely affect TDS' ability to attract and retain customers and, as a result, could adversely affect its business, financial condition or results of operations.

  •
  Changes in general economic and business conditions, both nationally and in the markets in which TDS operates, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in various business factors could have an adverse effect on TDS' business, financial condition or results of operations. These business factors may include but are not limited to, demand, pricing, growth, average revenue per unit, penetration, churn, expenses, customer acquisition and retention costs, roaming rates, minutes of use, and mix and costs of products and services.

  •
  Advances or changes in telecommunications technology, such as Voice over Internet Protocol, High-Speed Packet Access, WiMAX or LTE (Long-Term Evolution), could render certain technologies used by TDS obsolete, could reduce TDS' revenues or could increase its costs of doing business.

  •
  Changes in TDS' enterprise value, changes in the supply or demand of the market for wireless licenses or telephone company franchises, adverse developments in the business or the industry in which TDS is involved and/or other factors could require TDS to recognize impairments in the carrying value of TDS' license costs, goodwill and/or physical assets.

  •
  Costs, integration problems or other factors associated with acquisitions/divestitures of properties or licenses and/or expansion of TDS' business could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  A significant portion of TDS' wireless revenues is derived from customers who buy services through independent agents and dealers who market TDS' services on a commission basis. If TDS' relationships with these agents and dealers are seriously harmed, its wireless revenues could be adversely affected.

  •
  TDS' investments in technologies which are unproven or for which success has not yet been demonstrated may not produce the benefits that TDS expects.

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  A failure by TDS to complete significant network construction and system implementation as part of its plans to improve the quality, coverage, capabilities and capacity of its network could have an adverse effect on its operations.

  •
  Financial difficulties of TDS' key suppliers or vendors, termination or impairment of TDS' relationships with such suppliers or vendors, or a failure by TDS to manage its supply chain effectively could result in delays or termination of TDS' receipt of required equipment or services, or could result in excess quantities of required equipment or services, any of which could adversely affect TDS' business, financial condition or results of operations.

  •
  TDS has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on TDS' results of operations or financial condition.

  •
  War, conflicts, hostilities and/or terrorist attacks or equipment failure, power outages, natural disasters or breaches of network or information technology security could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  The market prices of TDS' Common Shares and Special Common Shares are subject to fluctuations due to a variety of factors such as: general economic conditions; wireless and telecommunications industry conditions; fluctuations in TDS' quarterly customer activations, churn rate, revenues, results of operations or cash flows; variations between TDS' actual financial and operating results and those expected by analysts and investors; and announcements by TDS' competitors.

  •
  Changes in interpretations of accounting requirements, changes in industry practice, identification of errors or changes in management assumptions could require amendments to or restatements of financial information or disclosures included in this or prior filings with the SEC.

  •
  Restatements of financial statements by TDS and related matters, including resulting delays in filing periodic reports with the SEC, could have an adverse effect on TDS' credit rating, liquidity, financing arrangements including the ability to borrow under its revolving credit facility, capital resources or ability to access the capital markets, including pursuant to shelf registration statements; could adversely affect TDS' listing arrangements on the New York Stock Exchange; and/or could have other negative consequences, any of which could have an adverse effect on the trading prices of TDS' publicly traded equity and/or debt and/or on TDS' business, financial condition or results of operations.

  •
  A failure to successfully remediate the existing material weakness in internal control over financial reporting in a timely manner or the identification of additional material weaknesses in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or fail to prevent fraud, which could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in facts or circumstances, including new or additional information that affects the calculation of potential liabilities for contingent obligations under guarantees, indemnities or otherwise, could require TDS to record charges in excess of amounts accrued in the financial statements, if any, which could have an adverse effect on TDS' financial condition or results of operations.

  •
  Early redemptions of debt or repurchases of debt, issuances of debt, changes in operating leases, changes in purchase obligations or other factors or developments could cause the amounts reported under Contractual Obligations in TDS' Management's Discussion and Analysis of Financial Condition and Results of Operations to be different from the amounts actually incurred.

  •
  An increase in the amount of TDS' debt in the future could subject TDS to higher interest costs and restrictions on its financing, investing and operating activities and could decrease its cash flows and earnings.

  •
  Recent market events and conditions, including disruption in credit and other financial markets and the deterioration of U.S. and global economic conditions, could, among other things, impede TDS' access to or increase the cost of financing its operating and investment activities and/or result in reduced revenues and lower operating income and cash flows, which would have an adverse effect on TDS' financial condition or results of operations.

  •
  Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in TDS' credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to TDS, which could require TDS to reduce its construction, development or acquisition programs.

  •
  Changes in the regulatory environment or a failure by TDS to timely or fully comply with any regulatory requirements could adversely affect TDS' financial condition, results of operations or ability to do business.

  •
  Changes in USF funding and/or intercarrier compensation could have a material adverse impact on TDS' financial position or results of operations.

  •
  Changes in income tax rates, laws, regulations or rulings, or federal or state tax assessments could have an adverse effect on TDS' financial condition or results of operations.

  •
  Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending and future litigation could have an adverse effect on TDS' financial condition, results of operations or ability to do business.

  •
  The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from handsets, wireless data devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have an adverse effect on TDS' wireless business, financial condition or results of operations.

  •
  Certain matters, such as control by the TDS Voting Trust and provisions in the TDS Restated Certificate of Incorporation, may serve to discourage or make more difficult a change in control of TDS.

  •
  Any of the foregoing events or other events could cause revenues, customer additions, operating income, capital expenditures and/or any other financial or statistical information to vary from TDS' forward-looking estimates by a material amount.

The foregoing factors are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements contained or incorporated in this document. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities registered under this registration statement. There will not be any underwriting discounts or commissions. All of the amounts shown only include amounts previously paid in connection with this registration statement and estimates for amounts to be incurred in connection with this registration statement.

SEC registration fee	$320
Legal fees and expenses	20,000
Printing and mailing costs	2,500
Fees of accountants	15,000
Listing Fee and Miscellaneous	2,180

$40,000

Item 15.    Indemnification of Directors and Officers.

        The registrant's Restated Certificate of Incorporation, as amended, contains a provision providing that no director or officer of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

        The Restated Certificate of Incorporation, as amended, provides that the registrant shall indemnify directors and officers of the registrant, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law, as more specifically provided in the Restated Bylaws of the registrant. The Restated Bylaws provide for indemnification and permit the advancement of expenses by the registrant generally in the same manner and to the extent permitted by the Delaware General Corporation Law, subject to compliance with certain requirements and procedures specified in the Restated Bylaws. In general, the Restated Bylaws require that any person seeking indemnification must provide the registrant with sufficient documentation as described in the Restated Bylaws and, if an undertaking to return advances is required, to deliver an undertaking in the form prescribed by the registrant and provide security for such undertaking if considered necessary by the registrant. In addition, the Restated Bylaws specify that, except to the extent required by law, the registrant does not intend to provide indemnification to persons under certain circumstances, such as where the person was not acting in the interests of the registrant or was otherwise involved in a crime or tort against the registrant.

        Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

        Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

        Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

        The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

        The registrant has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 16.    Exhibits.

        The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Document
4.1(a)	TDS Restated Certificate of Incorporation, as amended, is hereby incorporated by reference to Exhibit 3.1 to TDS' Report on Form 8-A/A filed on July 10, 1998.
4.1(b)	Certificate of Amendment to Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to TDS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.
4.1(c)	Certificate of Amendment dated April 11, 2005 to TDS' Restated Certificate of Incorporation, as amended, is herby incorporated by reference from Exhibit 3 to TDS' Form 8-A filed on April 11, 2005.
4.2	TDS Restated By-laws, as amended, are hereby incorporated by reference to Exhibit 3.1 to TDS' Current Report on Form 8-K dated November 3, 2008.
5	Opinion of Counsel

Exhibit Number	Description of Document
23.1	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP
23.2	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche LLP
23.3	Consent of Counsel (contained in Exhibit 5)
24	Powers of Attorney (included on Signature Page to this Registration Statement)
99.1	Telephone and Data Systems, Inc. Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus which is a part of this Registration Statement)

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 5th day of November, 2008.

TELEPHONE AND DATA SYSTEMS, INC.
By	/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr., President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints LeRoy T. Carlson, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and/or any filings pursuant to Rule 462(b) or 462(e) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with, the appropriate applications, statements, consents and other documents as may be necessary or expedient to register any securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of November, 2008.

Signature	Title

/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr.	Director and President and Chief Executive Officer (Principal Executive Officer)
/s/ KENNETH R. MEYERS Kenneth R. Meyers	Director and Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ WALTER C.D. CARLSON Walter C.D. Carlson	Director and Chairman of the Board
/s/ JAMES BARR III James Barr III	Director

PAGE 1 OF 2 SIGNATURE PAGES
TO COMMON SHARE DIVIDEND REINVESTMENT PLAN
FORM S-3 REGISTRATION STATEMENT

Signature	Title

/s/ LETITIA G. CARLSON, M.D. Letitia G. Carlson, M.D.	Director
/s/ PRUDENCE E. CARLSON Prudence E. Carlson	Director
/s/ GREGORY P. JOSEFOWICZ Gregory P. Josefowicz	Director
/s/ DONALD C. NEBERGALL Donald C. Nebergall	Director
/s/ GEORGE W. OFF George W. Off	Director
/s/ CHRISTOPHER D. O'LEARY Christopher D. O'Leary	Director
/s/ MITCHELL H. SARANOW Mitchell H. Saranow	Director
/s/ HERBERT S. WANDER Herbert S. Wander	Director
/s/ DOUGLAS D. SHUMA Douglas D. Shuma	Senior Vice President and Corporate Controller (Principal Accounting Officer)

PAGE 2 OF 2 SIGNATURE PAGES
TO COMMON SHARE DIVIDEND REINVESTMENT PLAN
FORM S-3 REGISTRATION STATEMENT

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Safe Harbor Cautionary Statement
SUMMARY OF THE PLAN
RISK FACTORS
Risks Related to Investment in Common Shares
Risks Related to TDS' Business
TELEPHONE AND DATA SYSTEMS, INC.
USE OF PROCEEDS
COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
PURPOSE
ADVANTAGES
ADMINISTRATION
PARTICIPATION
PLAN OF DISTRIBUTION—COSTS
PURCHASES
OPTIONAL CASH PAYMENTS
REPORTS TO PARTICIPANTS
DIVIDENDS
CERTIFICATES FOR SHARES
CERTIFICATE DEPOSITS
WITHDRAWAL
OTHER INFORMATION
TERMINATION BY TDS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD LOOKING STATEMENTS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY